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                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                               Dated: May 17, 2001

To:      Discover Bank, as Seller under the Pooling and Servicing Agreement, as amended, dated as of October 1, 1993.

Re:      Underwriting Agreement dated June 9, 2000

Title:   Discover Card Master Trust I, Series 2001-5, Credit Card Pass-Through
Certificates, Class A and Class B.

Initial Principal Amount of Certificates:  $1,052,632,000

Series and Class Designation Schedule:     Discover Card Master Trust I, Series
2001-5 $1,000,000,000 5.30% Class A Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2001-5 $52,632,000 5.65% Class B Credit Card Pass-Through Certificates.

Series Cut-Off Date: May 1, 2001

Certificate Rating:        Moody's Investors         Standard & Poor's
                           Service, Inc.             Ratings Services
Class A                    Aaa                       AAA
Class B                    A2                        A

Aggregate outstanding balance of Receivables as of May 1, 2001:
$33,244,838,247.19.

Date of Series Supplement: May 24, 2001.

Certificate Rate: Class A: 5.30% per annum; and Class B: 5.65% per annum.

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.64892% of the aggregate principal amount of the Class A Certificates and 99.73702% of the aggregate principal amount of the Class B Certificates as of May 24, 2001. The Underwriters will offer the Certificates to the public at a price equal to 99.87392% of the aggregate principal amount of the Class A Certificates and 99.98702% of the aggregate principal amount of the Class B Certificates.



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Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on May 24, 2001, or at such other time as may be agreed upon in writing.




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          Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2001-5 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                Very truly yours,

                                MORGAN STANLEY & CO. INCORPORATED
                                As Representative of the
                                Underwriters named in
                                Schedule I hereto


                                By: /s/ Warren H. Friend
                                    -------------------------------
Accepted:

DISCOVER BANK



By: /s/ Michael F. Rickert
   ---------------------------


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                                   SCHEDULE I

                                  UNDERWRITERS

$1,000,000,000 5.30% Class A Credit Card Pass-Through Certificates, Series
2001-5

                                                    Principal Amount
                                                    ----------------

Morgan Stanley & Co. Incorporated                   $  920,000,000
ABN AMRO Incorporated                               $   20,000,000
Banc One Capital Markets, Inc.                      $   20,000,000
Barclays Capital Inc.                               $   20,000,000
Commerzbank Capital Markets Corp.                   $   20,000,000
Total                                               $1,000,000,000
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$52,632,000 5.65% Class B Credit Card Pass-Through Certificates, Series 2001-5

                                                    Principal Amount
                                                    ----------------

Morgan Stanley & Co. Incorporated                   $   50,632,000
ABN AMRO Incorporated                               $      500,000
Banc One Capital Markets, Inc.                      $      500,000
Barclays Capital Inc.                               $      500,000
Commerzbank Capital Markets Corp.                   $      500,000
Total                                               $   52,632,000
=====                                               ==============